Exhibit 10.01

AMENDMENT NO. 4 TO
STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO STOCK PURCHASE AGREEMENT (this “Amendment  No. 4”), dated October 18, 2007, is made by and among Harbor Acquisition Corporation, a Delaware corporation (the “Company”), Elmet Technologies, Inc., a Delaware corporation (“Elmet”) and the stockholders of Elmet listed on Schedule A-1 and Schedule A-2 of the Stock Purchase Agreement, as defined hereafter (the “Stockholders”).

WHEREAS, the parties hereto have entered into that certain stock purchase agreement, dated as of October 17, 2006, as amended on February 9, 2007, July 19, 2007 and August 31, 2007, by and among the Company, Elmet and the Stockholders (the “Stock Purchase Agreement”), whereby the Company has agreed to buy, and the Stockholders have agreed to sell, all of the shares of Elmet (other than the Retained Shares, as defined therein, and the Company Warrants, as defined therein) to the Company under the terms and conditions set forth therein;

WHEREAS, under the Stock Purchase Agreement, the Stockholders have appointed Knute C. Albrecht as their true and lawful agent and attorney-in-fact, referred to therein as the Stockholders’ Representative, who has the full power of substitution to act, without limitation, in the name of the Stockholders and to execute all documents on behalf of the Stockholders in connection with the transactions contemplated in the Stockholder Agreement; and

WHEREAS, the parties hereto have agreed that the Stock Purchase Agreement be amended, as set forth herein, to change the date after which, if the Proxy Statement has not been mailed by such date, either party may terminate the Stock Purchase Agreement, from September 30, 2007 to November 30, 2007.

NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, the parties hereto hereby agree as follows:

1.             Amendment No. 4 to the Stock Purchase Agreement.

a.                                       Section 8.1(d) of the Stock Purchase Agreement is hereby amended to replace “September 30, 2007” in both places it appears with “November 30, 2007.”

2.             Reference to and Effect on the Stock Purchase Agreement. Upon the due execution and delivery of this Amendment No. 4 by the parties hereto, on and after the date hereof each reference in the Stock Purchase Agreement to the “Agreement”, “hereunder,” “hereof,” “herein,” or words of like import referring to the Stock Purchase Agreement shall mean and be a reference to the Stock Purchase Agreement as amended hereby. Except as specifically amended above, the Stock Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3.             Execution in Counterparts. This Amendment No. 4 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 To Stock Purchase Agreement as of the date set forth above.

HARBOR ACQUISITION CORPORATION

By:	/s/ Robert J. Hanks
Robert J. Hanks, Chief Executive Officer

ELMET TECHNOLOGIES, INC.

By:	/s/John S. Jensen
John S. Jensen, President

STOCKHOLDERS

By:	/s/ Knute C. Albrecht
Knute C. Albrecht, Attorney-in-Fact